Exhibit 10.6

OPTION ASSIGNMENT AGREEMENT

THIS AGREEMENT made as of the 23rd day of September, 2025.

AMONG:

MARINE THINKING INC., a corporation incorporated under the laws of Canada

(hereinafter referred to as “Assignor”),

- and -

17323204 CANADA INC., a corporation incorporated under the laws of Canada

(hereinafter referred to as “Assignee”, together with the Assignor, the “Parties”)

WHEREAS pursuant to the terms of an option purchase agreement dated July 6, 2025, as amended pursuant to the amending agreement dated                                , between the Assignor and Hercules Capital Management Corp. (the “Optionor”), the Optionor has granted to the Assignor an option to purchase 583,333 Insider Shares (as such term is defined in the Letter Agreement dated July 2, 2024 among Eureka Acquisition Corp. (“SPAC”), the Optionor and certain other parties) of the SPAC (the “Option Agreement”);

WHEREAS the Assignor wishes to assign all of its right, title, and interest in and to the Option Agreement to the Assignee (the “Assignment”), and the Assignee wishes to accept the Assignment pursuant to the terms and conditions set forth herein;

WHEREAS the Assignee is the beneficial and registered owner of 583,333 common shares in the capital of the Assignor (the “MTI Shares”);

AND WHEREAS in consideration for the Assignment, the Assignee has agreed to transfer the MTI Shares at a deemed price of $3.00 per share for an aggregate deemed price of $1,750,000 (the “Purchase Price”) to the Assignor for return to its treasury for cancellation;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements herein contained, and other good and valuable consideration now paid by the Assignee to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Assignment – Subject to the terms hereof, the Assignor hereby assigns and transfers to the Assignee all of the Assignor’s rights, title, benefit and interest in and to the Option Agreement for the Assignment Price.

2. Payment of Purchase Price – The aggregate Purchase Price payable by the Assignee to the Assignor for the Assignment, receipt of which is hereby acknowledged by the Assignor, shall be paid and satisfied by the transfer of the MTI Shares by the Assignee to the Assignor. The Parties hereby agree that this Agreement is intended to operate as an actual transfer and assignment of the MTI Shares from the Assignee to the Assignor.

3. Representations and warranties of the Assignor – The Assignor hereby represents and warrants to the Assignee as follows and acknowledges that the Assignee is relying, and is entitled to rely upon such representations and warranties in connection with the transactions contemplated herein:

(a)	the Assignor is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)	the execution, delivery, and performance of this Agreement by the Assignor have been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid, and binding obligation of the Assignor, enforceable in accordance with its terms;

(c)	the Option Agreement has been duly executed and delivered by all parties thereto, constitutes a legal, valid, and binding obligation of each such party, and is enforceable in accordance with its terms;

(d)	the Option Agreement has not been terminated and remains in full force and effect;

(e)	the Option Agreement has not been assigned, transferred, pledged, or otherwise encumbered by the Assignor, except pursuant to this Agreement;

(f)	no person, firm, or corporation has any agreement, option, or right capable of becoming an agreement or option for the purchase, assignment, or transfer of the Option Agreement from the Assignor, other than as contemplated by this Agreement; and

(g)	the execution and delivery of this Agreement and the performance by the Assignor of its obligations under this Agreement does not and will not, as applicable, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, charge, pledge, security interest or other encumbrance upon the Option Agreement pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative, arbitration, regulatory or governmental body or other third party pursuant to, the articles and bylaws of the Assignor, the Shareholders’ Agreement (as defined below), and any law, statute, rule or regulation or any contract or agreement of the Assignor, judgment or decree to which the Assignor is subject.

4. Representations and Warranties of the Assignee – Each of the Parties hereby represents and warrants to the other Parties as follows and acknowledges that the other Parties are relying, and are entitled to rely upon such representations and warranties in connection with the transaction contemplated herein:

(a)	the Assignee is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)	the execution, delivery, and performance of this Agreement by the Assignee have been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid, and binding obligation of the Assignee, enforceable in accordance with its terms;

(c)	the Assignee is the registered and beneficial owner of the MTI Shares as of the date hereof, with good and marketable title thereto, free and clear of all encumbrances with full power and absolute authority to sell, assign and transfer the MTI Shares other than the approval by the board of directors of the Assignor with respect to the transfer of the MTI Shares contemplated hereunder pursuant to the articles of the Assignor and the unanimous shareholders’ agreement dated May 23, 2022 between the Assignor and its shareholders (the “Shareholders’ Agreement”);

(d)	the Assignee has not granted any lien, charge, pledge, security interest or other encumbrance against the MTI Shares and the Assignee has the full right and authority to sell, assign and transfer the MTI Shares in accordance with the terms hereof; and

(e)	the execution and delivery of this Agreement and the performance by the Assignee of its obligations under this Agreement does not and will not, as applicable, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, charge, pledge, security interest or other encumbrance upon the MTI Shares pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative, arbitration, regulatory or governmental body or other third party (other than the approval by the board of directors of the Assignor with respect to the transfer of the MTI Shares contemplated hereunder) pursuant to, the articles and bylaws of the Assignee, the Shareholders’ Agreement, and any law, statute, rule or regulation or any contract or agreement of the Assignee, judgment or decree to which the Assignee is subject.

5. Covenants – The Parties hereby acknowledge and agree that the Purchase Price for the Option Assignment has been determined on the basis that the Assignor will make the third payment of $850,000 required under the Option Agreement on November 7, 2025 (the “Third Option Payment”). The Parties further acknowledge and agree that, if the Third Option Payment is not made when due, the Option Agreement will terminate and be of no further force, effect, or value to the Assignee. Accordingly, the Assignor covenants and agrees, for the benefit of the Assignee, to make, or cause to be made, the full Third Option Payment to the Optionor when such payment becomes due in accordance with terms of the Option Agreement.

6. Indemnity – The Assignor agrees to indemnify and save harmless the Assignee, its shareholders, directors, officers, employees and agents (collectively, the “Indemnified Parties”) from and against any and all losses, damages, liabilities, actions, claims or demands to which each Indemnified Party may become subject insofar as such losses, damages, liabilities, actions, claims or demands arise out of or are based upon, directly or indirectly, the failure of the Assignor to make, or cause to be made, the Third Option Payment in accordance with Section 5, and will reimburse such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, action or demand.

7. Further Assurances – Each of the Parties hereby agrees to (and where applicable, to procure such other persons to) provide, execute, acknowledge or deliver such further documents or instruments required by the other Party, and to do all further acts and take such steps as may be reasonably necessary or desirable to effect the purpose and intent of this Agreement and to carry out its provisions.

8. Expenses – Each of the Parties shall be responsible for their own costs and charges incurred with respect to the transaction contemplated herein including, without limitation, all costs and charges incurred prior to the date hereof and all legal and accounting fees and disbursements relating to preparing the transaction documents or otherwise relating to the transaction contemplated herein.

9. Survival – This Agreement shall survive and continue in full force and effect and be binding upon the Parties to give effect to its terms, notwithstanding the completion of the transactions contemplated hereby.

10. Independent Legal Advice

(a)	Each of the Parties hereby acknowledges and agrees that Kuo Securities Law is acting in its capacity as counsel to the Assignor in connection with the transactions contemplated herein and is not in any way acting as counsel to the Assignee in respect of the transactions contemplated herein, and is entitled to the benefit of this Section.

(b)	The Assignee, represents and warrants to the Assignor and Kuo Securities Law that it has read and fully understands the terms and provisions hereof, has had an opportunity to review this Agreement with its own independent legal counsel, and has executed this Agreement based upon its own judgment and advice of independent legal counsel (if sought).

11. Currency – All dollar amounts referred to in this Agreement are in United States currency.

12. Governing Law – This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the laws of the Province of Ontario and the applicable federal laws of Canada and each Party hereby irrevocably and unconditionally attorns to the jurisdiction of the courts of such jurisdiction.

13. Assignment – This Agreement shall not be assigned without the prior written consent of the other Party and shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

14. Entire Agreement – The Parties acknowledge and agree that the recitals to this Agreement are true and correct in substance and in fact and are hereby incorporated into and form an integral part of this Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the transaction contemplated herein. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the Parties and this Agreement may not be amended or modified in any respect except by a written instrument signed by the Parties.

15. Counterparts – This Agreement may be signed in one or more counterparts, and may be evidenced by an electronic copy of such signature. Each counterpart will be deemed to be an original and, taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first set out above.

MARINE THINKING INC.

By:	/s/ Wenwen Pei
	Name:	Wenwen Pei
	Title:	Director

17323204 CANADA INC.

By:	/s/ Patrick Sapphire
Patrick Sapphire, Director

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